BLVD HOLDINGS INC.

SERIES A 6% 2014 CONVERTIBLE REDEEMABLE PREFERRED STOCK

PURCHASE AGREEMENT

SERIES A 6% 2014 CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of April 3, 2014, by and between BLVD HOLDINGS INC., a Nevada corporation, (the “Company”), and the purchaser set forth on the signature page hereto (the “Purchaser”).

A.  The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D Promulgated thereunder (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”), and such other exemptions as may be available under the Securities Act.

B.  The Company has authorized a new series of convertible preferred stock of the Company designated as SERIES A 6% 2014 CONVERTIBLE REDEEMABLE PREFERRED STOCK, the terms of which are set forth in the Certificate of Designation in the form attached hereto as Exhibit A (the “Certificate of Designations”) which is incorporated herein by reference thereto (the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations (the “Conversion Shares”).

C.  The Purchaser wishes to purchase, subject to all terms and conditions stated in this Agreement and in the Certificate of Designations, and the Company wishes to sell, upon the terms and conditions stated in this Agreement and in the Certificate of Designations, the aggregate number of Preferred Shares set forth on the signature page hereto.

D.  The Preferred Shares may be entitled to dividends, which, pursuant to the Certificate of Designations, may be paid in cash, and under certain circumstances, in shares of additional Preferred Shares or Common Stock (the “Dividend Shares” and together with the Preferred Shares and the Conversion Shares, collectively referred to herein as the “Securities”).

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED STOCK.

(a)       Preferred Shares. Subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7 below, the Company hereby issues and sells to Purchaser, and Purchaser hereby purchases from the Company on the Closing Date (as defined below) the number of Preferred Shares set forth on the signature page hereto, which shall be subject to all terms and conditions set forth in this Agreement and the Certificate of Designations.

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

(b)       Closing. The date of the Closing (the “Closing Date”) shall be the date hereof (or such later date as is mutually agreed to by the Company and Purchaser) at the offices of the Company.

(c)       Purchase Price. Purchaser shall pay Ten United States Dollars (USD $10.00) for each Preferred Share to be purchased by Purchaser at the Closing, which payment shall be made in the form of conversion of the shareholder loan which the Purchaser and/or its affiliates has previously advanced to Goudas Food Products & Investments Limited (“GFPI”), a corporation incorporated pursuant to the laws of the Province of Ontario (the “Shareholder Loan”).  At the Closing, in consideration for the issuance of the Preferred Shares to the Purchaser, the Shareholder Loan shall automatically terminate in full without further action required on the part of any Person and the Shareholder Loan shall be definitively extinguished without any surviving obligations of any nature or kind of GFPI or any other Person.  The aggregate Shareholder Loan value applied as the purchase price for the Preferred Shares is USD $1,672,000 (the “Purchase Price”).

(d)       Certificates. At the request of the Purchaser after the Closing Date, the Company shall deliver to the Purchaser one or more stock certificates representing the Preferred Shares, each duly executed on behalf of the Company and registered in the name of the Purchaser or its designee.  In the absence of any such stock certificates representing the Preferred Shares, this Agreement shall evidence ownership of record of the Preferred Shares.

2. PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Purchaser represents and warrants, as of the date hereof and as of the Closing Date, that:

(a)       Organization; Authority. Purchaser, if a Person other than an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into, and to consummate, the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)       No Sale or Distribution. Purchaser is (i) acquiring the Preferred Shares solely for investment purposes; and (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)       No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

Internet or presented at any seminar or, to the Purchaser’s knowledge, any other general advertisement or general solicitation.

(d)       Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(e)       Information.  Purchaser and advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. The Purchaser and advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.  Purchaser has been provided with ample opportunity to consult with Purchaser’s own legal counsel and Purchaser has determined to either proceed with such counsel or waive advice of such counsel

(f)        No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)       Transfer or Resale.  The Purchaser expressly understands, acknowledges and agrees that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred, and all such Securities are subject to the limitations on transfer which are set forth in the Certificate of Designation, unless subsequent to the termination date of all such limitation periods, the Securities are (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.

(h)       Legends. The Purchaser understands, acknowledges and agrees that any certificates or other instruments representing the Preferred Shares, until such time as the date of termination of all transfer restrictions set forth in the Certificate of Designation, and thereafter until resale of the Conversion Shares have been registered under the Securities Act or there is an exemption from registration available, the stock certificates representing the Conversion Shares, shall bear a restrictive legend in substantially the following form, together with any and all other restricted transfer legends required by applicable law, and a stop-transfer order may be placed against transfer of such stock certificates in accordance therewith:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(i)        Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)        No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination,

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(k)        No Agent. The Purchaser has not engaged any broker, placement agent or other agent in connection with the sale of the Securities.

(l)        Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser that, as of the date hereof and as of the Closing Date:

(a)       Organization and Qualification. The Company is duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which formed, and has the requisite power and authorization to own its properties and to carry on their business as now being conducted.

(b)       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, including, without limitation, that certain Share Purchase Agreement dated February 28, 2014 (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by the Company’s board of directors and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Nevada and is in full force and effect, enforceable against the Company in accordance with its terms and has not have been amended.

(c)       Issuance of Securities. The issuance of the Preferred Shares are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens and charges with respect to the issue thereof, and the Preferred

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations; Upon issuance or conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock, other than such restrictions arising under the Securities Act or other applicable laws. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offers and issuances by the Company of the Securities are exempt from registration under the Securities Act.

(d)       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Designations or any Articles of Incorporation, or bylaws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the principal securities market or exchange applicable to the Company.

(e)       Consents. Neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.

(f)        No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

4. COVENANTS.

(a)       Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)       Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, shares of Common Stock issuable upon conversion of the Preferred Shares and Dividend Shares (assuming for purposes hereof, that the Preferred Shares and Dividend Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations).

5. REGISTER.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Shares and the number of Dividend Shares issuable with respect to the Preferred. The Company shall keep the register open and available at all times during business hours for inspection of Purchaser or its legal representatives.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS.

(a)       The obligation of the Company hereunder to issue and sell the Preferred Shares to Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Purchaser with prior written notice thereof:

(i)       The Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)       The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

7. CONDITIONS TO PURCHASER’S OBLIGATIONS.

(a)       The obligation of Purchaser hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)        The Company shall have duly executed and delivered to the Purchaser (A) each of the Transaction Documents and (B) the Preferred Shares being purchased by the Purchaser at the Closing pursuant to this Agreement.

(ii)        The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)      The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Nevada and shall be in

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(iv)      The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

8. MISCELLANEOUS.

(a)       Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the state of incorporation of the Company, without giving effect to any choice of law or conflict of law provision or rule.  Disputes shall be resolved in Toronto, Ontario, Canada in a court of competent jurisdiction over the parties or by arbitration by mutual consent of the parties.

(b)      Interpretation and Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent and no ambiguity shall be construed against any party as the draftsperson.  For purposes of this Agreement, “Person” means any individual, partnership, joint venture, corporation, trust, estate company with limited liability of any nature or kind, incorporated or unincorporated association, organization, or any government, department or agency thereof.

(c)       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

(e)       Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Purchaser, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

(f)        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be: If to the Company, to the corporate agent of record on file with the Secretary of State of the Company’s state of incorporation; If to the Purchaser: To the address of record on file with the Company; or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. Purchaser may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

(h)       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, provided, however, GFPI may rely upon Section 1(c) with respect to the termination of the Shareholder Loan.

(i)        Survival.  The representations and warranties of the Company and the Purchaser contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing and the delivery and exercise and/or conversion of the Securities, as applicable.

(j)        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)      Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall be one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  Signature pages delivered via facsimile or any other mode of electronic communication shall be originals for all purposes.

[Signature Page Follows]

BLVD Holdings Inc. - Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement

IN WITNESS WHEREOF, Purchaser and the Company have duly executed this SERIES A 6% 2014 CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT as of the date first written above.

Purchase Price per Share (U.S. Dollars): ***$10.00*** per Share

Aggregate Purchase Price (U.S. Dollars): ***$1,672,000*** Shareholder Loan Conversion

Shares of Series A 6% 2014 Convertible Redeemable Preferred Stock purchased by the Purchaser:  ***167,200*** Shares

COMPANY:  BLVD HOLDINGS INC.

By:

/s/ John G. Simmonds

Name:

John G. Simmonds

Title:

Chief Executive Officer

PURCHASER: PETER SPYROS GOUDAS

By:

/s/ Peter Spyros Goudas

Name: Peter Spyros Goudas

EXHIBIT A

Form of Certificate of Designations:

SERIES A 6% 2014 CONVERTIBLE REDEEMABLE PREFERRED STOCK

[Attached]